EX-99.B10-rsconsnt

                         INDEPENDENT AUDITORS' CONSENT

United Retirement Shares, Inc.:

We consent to the use in Post-Effective Amendment No. 49 to Registration Statement No. 2-42885 of our report dated August 7, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which also are a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
September 25, 1998